Exhibit 99.2

LULUS ANNOUNCES STOCK REPURCHASE PROGRAM

Chico, CA – May 8, 2024 – Lulu's Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU), the attainable luxury brand for women, today announced that its Board of Directors has authorized a stock repurchase program of up to $2.5 million of Lulus common stock.  The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be modified, extended or terminated by the Board of Directors at any time.

“We are committed to strategically deploying capital to generate value for shareholders and we remain confident in our path to return the business to growth,” said Crystal Landsem, Chief Executive Officer, Lulus. “Given ongoing consumer and macro headwinds and recent market dynamics, we believe our stock is undervalued. We consider our common stock to be an attractive investment, particularly in view of the current price at which the common stock is trading relative to the Company's healthy balance sheet. With this repurchase program, we maintain the financial flexibility to opportunistically repurchase shares, while also supporting our organic growth objectives and driving shareholder value.”

Under the stock repurchase program, the Company may repurchase shares of common stock from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934 (the "Exchange Act"), and applicable legal requirements. The timing, volume and nature of such purchases will be determined at the sole discretion of the Company's management at prices the Company considers attractive and in the best interests of the Company, subject to the availability of stock, general market conditions, trading price, alternate uses for capital, the Company's financial performance, and applicable securities laws. No assurance can be given that any particular amount of common stock will be repurchased. All or some portion of the repurchases will be made pursuant to trading plans under Rule 10b5-1 under the Exchange Act, which will permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

For more information on Lulus, please visit: www.lulus.com.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for all of life’s fashionable moments. Our aim is to make every woman feel beautiful, celebrated and as if she’s the most special version of herself for every occasion – from work desk to dream date or cozied up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Contact

Abbygail Reyes
Vice President, Communications
investors@lulus.com